EXHIBIT 23.5

Consent of Auditors

To the Stockholders and Board of Directors of Southwestern Electric Power Company:

          As independent public accountants, we hereby consent to the incorporation of our reports dated February 28, 1997, included in, and incorporated by reference in this Form 10-K, into Southwestern Electric Power Company's previously filed registration statement on Form S-3 (File No. 333-21155).



Arthur Andersen LLP



Dallas, Texas
March 10, 1997